                                                                    EXHIBIT 10.5

                     SEPARATION AND DISTRIBUTION AGREEMENT

     THIS AGREEMENT is made and entered into this 31/st/ day of December, 1999, by and between ODETICS, INC., a Delaware corporation ("Odetics"), and ITERIS, INC., a Delaware corporation ("Iteris").

     WHEREAS, Odetics is the owner of approximately 93% of the outstanding capital stock of Iteris;

     WHEREAS, Iteris is engaged in the business of designing, developing and marketing software based products and services to improve the safety and efficiency of vehicle transportation, including video sensor products and transportation management and traveler information systems for the intelligent transportation systems industry (the "Business").

     WHEREAS, Odetics' Board of Directors has determined that it is in the best interests of Odetics and Iteris stockholders to, subject to certain conditions, distribute to Odetics' stockholders all of the outstanding stock of Iteris owned by Odetics through a spinoff, which will result in the total and complete separation of the Business and Iteris from Odetics at the time of the Distribution; provided, however, that the shares distributed by Odetics shall not be publicly transferable for 180 days after the date of the prospectus relating to the IPO and that Odetics may continue to provide services to Iteris pursuant to services agreements after the Distribution Date;

     WHEREAS, Iteris shall complete the IPO immediately after the Distribution;

     WHEREAS, Odetics has received a private letter ruling from the Internal Revenue Service to the effect that the Distribution will qualify as a tax-free distribution for federal income tax purposes under Section 355 of the Code;

     WHEREAS, in furtherance of the foregoing, it is appropriate and desirable to transfer the assets of Iteris held by Odetics to Iteris and for Iteris to assume the liabilities related to the Business; and

     NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1  Affiliate of any Person means a Person that controls, is controlled
          ---------
by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

     1.2  Ancillary Agreements shall mean the Promissory Note, the Services
          --------------------
Agreement and the Tax Allocation Agreement to be entered into between Iteris and Odetics in connection with the Distribution.

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     1.3  Assets means assets, properties and rights (including goodwill),
          ------
wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including the following:

          (a) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

          (b) all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, automobiles, trucks, rolling stock, vessels, motor vehicles and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

          (c) all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods, prototypes and products;

          (d) all interests in real property of whatever nature, including easements, whether as owner, lessor, sublessor, lessee, sublessee or otherwise;

          (e) all interests in any capital stock or other equity interests of any Subsidiary or any other Person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person, all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person and all other investments in securities of any Person;

          (f) all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;

          (g)  all deposits, letters of credit and performance and surety bonds;

          (h) all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

          (i) all domestic and foreign patents, copyrights, trade names, trademarks, service marks and registrations and applications for any of the foregoing, mask works, trade secrets, inventions, other proprietary information and licenses from third Persons granting the right to use any of the foregoing, including, without limitation, rights to damages and payments arising from past or future infringement or misappropriations of the foregoing, the right to sue for past, present or future infringements or misappropriations of any of the foregoing and the right to all goodwill associated with any of the foregoing;

          (j) all computer applications, programs and other software, including operating software, network software, firmware, middleware, design software, design tools, algorithms, systems documentation and instructions;

          (k) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings,

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formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

          (l) all prepaid expenses, trade accounts and other accounts and notes receivables;

          (m) all rights under contracts or agreements, all claims or rights against any Person arising from the ownership of any Asset, all rights in connection with any bids or offers and all related claims, choices in action or similar rights, whether accrued or contingent;

          (n) all rights as a named insured under insurance policies and all rights in the nature of insurance, indemnification or contribution; all licenses, permits, approvals and authorizations;

          (p) cash or cash equivalents, bank accounts, lock boxes and other deposit agreements; and

          (q) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

     1.4  Business means the business of Iteris as defined in the recitals.
          --------

     1.5  Code means the Internal Revenue Code of 1986, as amended.
          ----

     1.6  Distribution means the distribution by Odetics on a pro rata basis to
          ------------
holders of Odetics Common Stock of all of the outstanding shares of Iteris Common Stock owned by Odetics.

     1.7  Distribution Agent means the agent appointed by Odetics to effect the
          ------------------
Distribution of the Iteris shares.

     1.8  Distribution Date means the date on which the Distribution occurs.
          -----------------

     1.9  Exchange Act means the Securities Exchange Act of 1934, as amended,
          ------------
together with the rules and regulations promulgated thereunder.

     1.10 Intentionally omitted.

     1.11 Form 10 Registration Statement means the registration statement on
          ------------------------------
Form 10 filed under the Exchange Act, pursuant to which Iteris Common Stock will be registered under the Exchange Act following the Distribution, together with all amendments thereto.

     1.12 Information Statement means the Information Statement forming a
          ---------------------
part of the Form 10 Registration Statement to be mailed to holders of Odetics Common Stock in connection with the Distribution.

     1.13 Insurance Policies means the insurance policies written by insurance
          ------------------
carriers unaffiliated with Odetics pursuant to which Iteris or one or more of its Subsidiaries (or their respective officers or directors) will be insured parties after the Distribution Date.

     1.14 Insurance Proceeds means those monies:
          ------------------

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          (a)  received by an insured from an insurance carrier;

          (b)  paid by an insurance carrier on behalf of the insured; or

          (c) received (including by way of set off) from any third party in the nature of insurance, contribution or indemnification in respect of any Liability;

     in any such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses (including allocated costs of in-house counsel and other personnel) incurred in the collection thereof.

     1.15 IPO means the initial public offering of Iteris Common Stock in an
          ---
underwritten public offering registered under the Securities Act of 1933, as amended.

     1.16 IPO Registration Statement means the Registration Statement on Form
          --------------------------
S-1 filed by Iteris with the Securities and Exchange Commission in connection with the IPO.

     1.17 Iteris Assets means those Iteris Assets described in Section 2.2.
          -------------

     1.18 Iteris Balance Sheet means the audited consolidated balance sheet of
          --------------------
Iteris, including the notes thereto, as of December 31, 1999.

     1.19 Iteris Contracts means contracts and agreements to which Odetics or
          ----------------
any of its Affiliates is a party or by which any of their respective Assets is bound, whether as of the date hereof or prior to or at the Distribution Date, and whether or not in writing, relating to the Business and set forth on
Schedule 1.19.
-------------

     1.20 Iteris Group means Iteris, each Subsidiary of Iteris and each other
          ------------
Person that is contemplated to be controlled directly or indirectly by Iteris as of the Distribution Date.

     1.21 Iteris Liabilities means those Iteris Liabilities described in Section
          ------------------
2.3(a).

     1.22 Liabilities means any and all losses, claims, charges, debts, demands,
          -----------
actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, bonds, indemnities and similar obligations, covenants, contracts, controversies, agreements, promises, guarantees, and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising (including the costs and expenses and reasonable attorneys' fees).

     1.23 License Agreement means that License Agreement to be entered into by
          -----------------
and between Iteris and Odetics substantially in the form of Exhibit A.
                                                            ---------

     1.24 Odetics Group means Odetics and each Person (other than any member of
          -------------
the Iteris Group) that is an Affiliate of Odetics immediately after the Distribution Date.

     1.25 Person means an individual, a general or limited partnership, a
          ------
corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity or any other entity.

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     1.26 Promissory Note means that Promissory Note made by Iteris payable to
          ---------------
Odetics in substantially the form attached hereto as Exhibit B.
                                                     ---------

     1.27 Record Date means the close of business on the date determined by the
          -----------
Odetics Board of Directors as the record date for determining stockholders of Odetics entitled to receive shares of Iteris Common Stock in the Distribution.

     1.28 Services Agreement means that certain Services Agreement to be entered
          ------------------
into by and between Odetics and Iteris substantially in the form of Exhibit C.
                                                                    ---------

     1.29 Subsidiary of any Person means any corporation or other organization
          ----------
whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of Iteris Subsidiaries, or by such Person and one or more of Iteris Subsidiaries; provided, however that no Person that is not directly or indirectly wholly owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

     1.30 Tax Allocation Agreement means that certain Tax Allocation Agreement
          ------------------------
to be entered into by and between Odetics and Iteris substantially in the form of Exhibit D.
   ---------

     1.31 Underwriting Agreement shall mean the Underwriting Agreement to be
          ----------------------
entered into among Iteris and the underwriters underwriting the sale of Iteris Common Stock in the IPO.

                                  ARTICLE II
                                 THE TRANSFER

     2.1  Transfer of Assets.
          ------------------
          (a) Effective as of the date of this Agreement, Odetics hereby assigns, transfers, conveys and delivers to Iteris, and agrees to cause its applicable Subsidiaries to assign, transfer, convey and deliver to Iteris, and Iteris hereby accepts from Odetics and its Subsidiaries, all of Odetics' and its applicable Subsidiaries' respective right, title and interest in all Iteris Assets. This assignment, transfer, conveyance and delivery is unconditional, notwithstanding other provisions in this Agreement.

          (b) Iteris hereby assumes and agrees faithfully to perform, satisfy, discharge and fulfill all the Iteris Liabilities in accordance with their respective terms. Iteris shall be responsible for all Iteris Liabilities, regardless of when or where such Liabilities arose or arise or whether the facts on which they are based occurred prior to or subsequent to the date hereof, regardless of where or against whom such Liabilities are asserted or determined or whether asserted or determined prior to the date hereof, except those Liabilities arising from or alleged to arise from recklessness, violation of law, fraud or misrepresentation (whether based on tort, contract, statute or otherwise) by any member of the Odetics Group or any of its directors, officers, employees, agents, Subsidiaries or Affiliates.

          (c) In the event that at any time or from time to time (whether prior to or after the Distribution Date) any party hereto (or any member of such party's respective Group), shall receive

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or otherwise possess any Asset that is allocated to any other Person pursuant to this Agreement or any Ancillary Agreement, such party or member shall promptly transfer, or cause to be transferred, such Asset to the Person so entitled thereto. Prior to any such transfer, the Person receiving or possessing such Asset shall hold such Asset in trust for any such other Person.

     2.2  Iteris Assets.  For purposes of this Agreement, "Iteris Assets" shall
          -------------
mean (without duplication):

          (a) all Assets reflected in the Iteris Balance Sheet as Assets of Iteris and its Subsidiaries, subject to any dispositions of any such Assets subsequent to the date of the Iteris Balance Sheet and all Assets relating to the Business that are or have been developed, owned, licensed or otherwise held by Odetics or any member of the Odetics Group;

          (b) all Assets acquired by or for the exclusive benefit of Iteris subsequent to the date of the Iteris Balance Sheet and prior to the Distribution Date that would have been reflected in the Iteris Balance Sheet as Assets of Iteris had they been owned on the date of the Iteris Balance Sheet;

          (c) any rights of any member of the Iteris Group under any of the Insurance Policies, including any rights thereunder arising after the Distribution Date in respect of any Insurance Policies that are occurrence policies; (A) any Assets that any Ancillary Agreement contemplates will be transferred to any member of the Iteris Group, (B) any Iteris Contracts and (C) all issued and outstanding capital stock of the Subsidiaries of Iteris; and

          (e) all rights to all intellectual property used in the Iteris Business, including but not limited to patents, trademarks and service marks (registered and common law), trade dress, copyrights and trade secrets, all registrations or applications for registration related to the foregoing and all rights to claims of infringement or misappropriation, whether arising prior to or after this Agreement.

     2.3  Iteris Liabilities.  For the purposes of this Agreement, "Iteris
          ------------------
Liabilities" shall mean (without duplication):

          (a) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be assumed by Iteris or any member of the Iteris Group and all agreements, obligations and Liabilities of any member of the Iteris Group under this Agreement or any of the Ancillary Agreements;

          (b)  all Liabilities relating to, arising out of, or resulting from:

               (i) the operation of the Iteris Business as conducted at any time prior to, at or after the Distribution Date (including any Liability relating to, arising out of or resulting from the design, manufacture and sale of products or services of the Iteris Business); or

               (ii) any Iteris Assets (including any Iteris Contracts and leasehold interests) or ownership of any Iteris Assets at any time prior to, at or after the Distribution Date.

          (c) all Liabilities relating to, arising out of or resulting from the Promissory Note.

          (d) all Liabilities reflected as Liabilities or obligations of Iteris in the Iteris Balance Sheet, subject to any discharge of such Liabilities subsequent to the date of the Iteris Balance Sheet, and all Liabilities or obligations of Iteris incurred subsequent to the date of the Iteris Balance Sheet that would have been reflected in the Iteris Balance Sheet had they been incurred as of the date of the Iteris Balance Sheet; and

          (e) any Liabilities relating to, arising out of or resulting from any infringement of any intellectual property of any third party, including but not limited to patent rights, trademark and service mark rights (registered and common law), trade dress rights, copyrights, misappropriation of trade secret, based upon or resulting from the operation of the Iteris Business and regardless of whether said infringement occurred prior to, on or after the Distribution Date;

     2.4  Documents Further Evidencing Transfers of Assets and Assumption of
          ------------------------------------------------------------------
Liabilities.  In furtherance of the assignment, transfer and conveyance of
-----------
Iteris Assets and the assumption of Iteris Liabilities set forth in Section 2.1(a) and (b), simultaneously with the execution and delivery hereof or as promptly as practicable thereafter, (i) upon the reasonable request of Iteris, Odetics shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such further bills of sale, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to fully evidence the transfer, conveyance and assignment of all of Odetics' and its Subsidiaries' right, title and interest in and to the Iteris Assets to Iteris and (ii) upon the reasonable request of Odetics, Iteris shall execute and deliver to Odetics and its Subsidiaries such further assumptions of contracts and other instruments of assumption as and to the extent necessary to fully evidence the valid and effective assumption of the Iteris Liabilities by Iteris.

     2.5  Elimination of Intercompany Account Balances.  Effective as of the
          --------------------------------------------
Distribution Date, Odetics, on behalf of itself and each member of the Odetics Group, and Iteris, on behalf of itself and each member of the Iteris Group, shall settle and eliminate all intercompany receivables, payables and other account balances between Odetics and/or any Odetics Subsidiary and Iteris and/or any Iteris Subsidiary. Any account balances owed by Iteris and/or its Subsidiary to Odetics and any other member of the Odetics Group shall be evidenced by the Promissory Note to be delivered by Iteris to Odetics on the Distribution Date pursuant to Section 7.6. Except for obligations under the Promissory Note and any other obligations arising under any of the Ancillary Agreements, Iteris and its Subsidiary shall have no obligations to Odetics or any member of the Odetics Group.

     2.6  Consideration.  The consideration for the Iteris Assets has been
          -------------
included in the intercompany account balance payable by Iteris to Odetics and will be included in the principal amount of the Promissory Note, cancelled as a result of a contribution to the capital of Iteris pursuant to Section 7.7, and/or paid from the proceeds of the IPO.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF ODETICS

     Odetics represents and warrants to Iteris as follows:

     3.1  Power and Authority; Effect of Agreement.  Odetics is a corporation
          ----------------------------------------
duly organized, validly existing and in good standing under the laws of Delaware, has requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part. This Agreement has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms. Except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally. The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby do not, and will not, with or without the giving of notice or the lapse of time, or both: (i) violate any provision of law, rule or regulation to which it is subject; (ii) violate any order, judgment or decree applicable to it; (iii) conflict with, or result in a breach or default under, its Certificate of Incorporation or its Bylaws; or (iv) conflict with, or result in a breach or default under, any contract to which it is a party; except, in each case, for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby or have a material adverse effect on the Business.

     3.2  Stock of Transferred Subsidiary.  Odetics is the owner, beneficially
          -------------------------------
and of record of 6,000,000 shares of Iteris Common Stock, representing approximately 93% of all issued and outstanding stock of Iteris, free and clear of all liens, encumbrances, security agreements, options, claims, charges and restrictions.

     3.3  Consents.  No consent, approval or authorization of, or exemption
          --------
from, or filing with any governmental or regulatory authority or any other third party is required in connection with the execution, delivery or performance by Odetics of the terms of this Agreement or the taking by it of any other action required to effectuate the transactions contemplated hereby.

                                  ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF ITERIS

     Iteris represents and warrants to Odetics as follows:

     4.1  Iteris' Power and Authority.  Iteris is a corporation duly organized
          ---------------------------
validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to carry on the Business as it is now being conducted and as proposed to be conducted.

     4.2  Due Authorization, Execution and Delivery; Effect of Agreement.
          --------------------------------------------------------------
Iteris has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Iteris of this Agreement and the consummation by Iteris of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Iteris. This Agreement has been duly and validly executed and delivered by Iteris and constitutes the legal, valid and binding obligation of Iteris, enforceable against Iteris in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally. The execution, delivery and performance by Iteris of this Agreement and the consummation by Iteris of the transactions contemplated hereby do not, and will not, with or without the giving of notice or the lapse of time, or both: (i) violate any provision of law, rule or regulation to which Iteris is subject;
(ii) violate any order, judgment or decree applicable to Iteris; (iii) conflict with, or result in a breach or default under, the Certificate of Incorporation or Bylaws of Iteris; or (iv) conflict with, or result in a breach or default under, any contract to which it is a party; except, in each case, for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby or have a material adverse effect on the Business.

     4.3  Consents.  No consent, approval or authorization of, or exemption
          --------
from, or filing with, any governmental or regulatory authority or any other third party is required in connection with the execution, delivery or performance by Iteris of this Agreement or the taking by of any other action required to effectuate the transactions contemplated hereby.

                                   ARTICLE V
                             COVENANTS OF ODETICS

     5.1  Cooperation.  Odetics agrees to cooperate with Iteris, both before and
          -----------
after the Distribution, to enable Iteris to implement the IPO and to perform its obligations hereunder. Such cooperation will include but not be limited to preparing and submitting required financial reports after the Distribution Date which may relate to periods whether before or after the Distribution Date and executing such documents and doing such other acts and things as may be necessary to carry out the intent of this Agreement as it relates to the IPO.

     5.2  Books and Records; Personnel.  For a period of six years after the
          ----------------------------
Distribution Date (or such longer period as maybe required by any law or regulation, any governmental agency, any ongoing litigation or class of connection with any administrative proceeding):

          (a) Odetics shall not dispose of or destroy any of the business records and files of the Business retained by it or any of its Subsidiaries (the "Retained Records"). If Odetics wishes to dispose of or destroy such records and files after that time, it shall use reasonable efforts to first give 30 days' prior written notice to Iteris and Iteris shall have the right, at its option and expense, upon prior written notice to Odetics within such 30 day period, to take possession of the Retained Records within 60 days after the date of Iteris' notice to Odetics.

          (b) Odetics shall allow Iteris and its representatives reasonable access to all Retained Records during regular business hours and upon reasonable notice. Odetics shall maintain the Retained Records in a manner and at locations that reasonably facilitates retrieval and review by Iteris. Iteris shall have the right, at its own expense, to make copies of any such records and files and Odetics shall provide convenient duplication facilities for such purpose, provided, however, that any such access or copying shall be had or done in such manner so as not to unreasonably interfere with the normal conduct of Odetics' business or operations; and

          (c) Odetics shall make reasonably available to Iteris, upon written request and at Iteris' expense: (i) personnel to assist in locating and obtaining records and files maintained by it (including those created after the date hereof, to the extent necessary and appropriate in connection with pending and future claims against Iteris relating to the Business) and (ii) any of Iteris personnel whose assistance or participation (including as a witness during depositions or at trial) is reasonably required by Iteris in anticipation of, or preparation for or during, existing or future litigation or other matters in which Iteris or any of its Affiliates is involved and which is related to the Business.

                                  ARTICLE VI
                              COVENANTS OF ITERIS

     6.1  Cooperation.  Iteris agrees to cooperate with Odetics, both before and
          -----------
after the Distribution Date, to enable Odetics to implement the Distribution and to perform its obligations hereunder. Such cooperation will include but not be limited to preparing and submitting required financial reports after the Distribution Date which may relate to periods whether before or after the Distribution Date and executing such documents and doing such other acts and things as may be necessary to carry out the intent of this Agreement as it relates to the Distribution.

     6.2  Books and Records; Personnel.  For a period of six years after the
          ----------------------------
Distribution Date (or such longer period as may be required by any law or regulation, any governmental agency, any ongoing litigation or class of litigation, or in connection with any administrative proceeding):

          (a) Iteris shall not dispose of or destroy of the business records and files of the Business that are transferred to it or any of its subsidiaries in carrying out the transactions contemplated hereby (the "Transferred Records"). If Iteris wishes to dispose of or destroy such records and files after that time, it shall use reasonable efforts to first give 30 days' prior written notice to Odetics and Odetics shall have the right at its option and expense, upon prior written notice to Iteris within such 30 day period, to take possession of the Transferred Records within 60 days after the date of Odetics' notice to Iteris;

          (b) Iteris shall allow Odetics and its representatives reasonable access to all Transferred Records during regular business hours and upon reasonable notice. Iteris shall maintain the Transferred Records in a manner and at locations that reasonably facilitates retrieval and review by Odetics. Odetics shall have the right at its own expense, to make copies of any such records and files and Iteris shall provide convenient duplication facilities for such purposes provided, however, that any such access or copying shall be had or done in such a manner so as not to unreasonably interfere with the normal conduct of Iteris' business or operations; and

          (c) Iteris shall make reasonably available to Odetics upon written request and at Odetics' expense: (i) personnel to assist in locating and obtaining records and files maintained by it (including those created after the date hereof, to the extent necessary and appropriate in connection with pending and future claims against Odetics relating to the Business), and (ii) any of Iteris personnel whose assistance or participation (including as a witness during depositions or at trial) is reasonably required by Odetics in anticipation of, or preparation for or during, existing or future litigation or other matters in which Odetics or any of its Affiliates is involved.

                                  ARTICLE VII
                               THE DISTRIBUTION

     7.1  The Distribution.
          ----------------
          (a) Subject to the conditions specified in Section 7.3 hereof, on or prior to the Distribution Date, Odetics will deliver to the Distribution Agent for the benefit of holders of record of Odetics Common Stock on the Record Date, a single stock certificate, endorsed by Odetics in blank, representing all of the outstanding shares of Iteris Common Stock then owned by Odetics, and shall cause the Distribution Agent to distribute on the Distribution Date the appropriate number of such shares of Iteris Common Stock to each such holder or designated transferee or transferees of such holder. Subject to Section 7.4, each holder of Odetics Common Stock on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution a number of shares of Iteris Common Stock equal to the number of shares of Odetics Common Stock held by such holder on the Record Date multiplied by a fraction the numerator of which is the number of shares of Iteris Common Stock beneficially owned by Odetics on the Record Date and the denominator of which is the number of shares of Odetics Common Stock outstanding on the Record Date.

          (b) Iteris and Odetics, as the case may be, will provide to the Distribution Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

     7.2  Actions Prior to the Distribution.
          ---------------------------------

          (a) Odetics and Iteris shall prepare and mail, prior to the Distribution Date, to the holders of Odetics Common Stock, the Information Statement, which shall include information concerning Iteris, its business, operations and management, the Distribution and such other matters as Odetics shall reasonably determine and as may be required by law. Odetics and Iteris will prepare, and Iteris will, to the extent required under applicable law, file with the Commission the Form 10 and any such other documentation which Odetics and Iteris determine are necessary or desirable to effectuate the Distribution and Odetics and Iteris shall each use its reasonable best efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

          (b) Odetics and Iteris shall take all such action as may be necessary or appropriate under the securities or blue sky laws of each of the states of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

          (c) Odetics and Iteris shall take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 7.3 to be satisfied and to effect the Distribution on the Distribution Date.

          (d) Iteris shall prepare and file, and shall use its reasonable best efforts to have approved, an application for the listing of the Iteris Common Stock to be distributed in the Distribution on the Nasdaq National Market, subject to official notice of distribution.

     7.3  Conditions to Distribution.  Odetics shall consummate the
          --------------------------
Distribution as promptly as practicable following the satisfaction or waiver of the following conditions:

          (a) declaration by the Securities and Exchange Commission of the effectiveness of the Form 10 Registration Statement and the IPO Registration Statement;

          (b) any material governmental approvals and consents or consents required under material contracts necessary to consummate the Distribution shall have been obtained and be in full force and effect;

          (c) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect and no other event outside the control of Odetics shall have occurred or failed to occur that prevents the consummation of the Distribution; and

          (d) no other events or developments shall have occurred subsequent to the date hereof that, in the judgment of the Board of Directors of Odetics, would result in the Distribution having a material adverse effect on Odetics or on the stockholders of Odetics.

The foregoing conditions are for the sole benefit of Odetics and shall not give rise to or create any duty on the part of Odetics or the Odetics Board of Directors to waive or not waive any such conditions.

     7.4  Fractional Shares.  As soon as practicable after the Distribution
          -----------------
Date, Odetics shall direct the Distribution Agent to determine the number of whole shares and fractional shares of Iteris Common Stock allocable to each holder of record or beneficial owner of Odetics Common Stock as of the Record Date and to aggregate all such fractional shares. In lieu of selling such shares in open market transactions, Odetics shall cause the transfer agent to cancel the whole shares obtained thereby, deposit with the Distribution Agent an amount equal to the aggregate fair market value of such shares based upon the initial public offering price per share in the IPO, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner, in lieu of any fractional share, such holder's or owner's ratable share of the amount deposited with the Distribution Agent for the cancelled shares, after making appropriate deductions of any amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to the cancellation of such shares. Odetics and the Distribution Agent shall use their reasonable best efforts to aggregate the shares of Odetics Common Stock that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

     7.5  Restrictions on Transfer.  Each stock certificate evidencing
          ------------------------
ownership of Iteris Common Stock shall be marked with a legend that restricts the transfer of such shares, except for privately negotiated transactions, transfers by gift, transfers that do not effect a change in beneficial ownership or transfers according to the laws of descent and distribution, for a period of 180 days after the date of the Prospectus, which restrictions shall be set forth in the Bylaws of Iteris. To enforce this restriction, Iteris shall instruct its transfer agent to mark its books and records with a stop transfer order during the 180 day period for all shares of Common Stock distributed in the Distribution.

     7.6  Ancillary Agreements.  On the Distribution Date, Odetics and Iteris
          --------------------
will execute and deliver each of the Ancillary Agreements to which it is a party.

     7.7  Contribution to Capital.  On the Distribution Date, Odetics shall
          -----------------------
cancel a portion of the debt owed by Iteris to Odetics as of such date and such amount shall be treated as a contribution to the capital of Iteris. The amount of debt to be cancelled shall be determined by the mutual agreement of the parties hereto on or prior to the Distribution Date.

                                 ARTICLE VIII
                      THE IPO AND ACTIONS PENDING THE IPO

     8.1  The IPO.
          -------
          (a) Odetics and Iteris shall use their reasonable best efforts to consummate the IPO immediately following the Distribution. Actions required to so consummate the IPO shall include, but shall not necessarily be limited to, those specified in this Section 8.1.

          (b) Iteris shall file the IPO Registration Statement, and such amendments or supplements thereto, as may be necessary in order to cause the same to become and remain effective as required by law or by the underwriters, including, but not limited to, filing such amendments to the IPO Registration Statement as may be required by the Underwriting Agreement, the Securities and Exchange Commission or federal, state or foreign securities laws.

          (c) Iteris shall enter into the Underwriting Agreement, in form and substance reasonably satisfactory to Iteris and shall comply with its obligations thereunder.

          (d) Odetics and Iteris shall consult with each other and the Underwriters regarding the timing, pricing and other material matters with respect to the IPO.

          (e) Iteris shall use its reasonable best efforts to take all such action as may be necessary or appropriate under state securities and blue sky laws of each of the states of the United States (and any comparable laws under any foreign jurisdictions) in connection with the IPO.

          (f) Iteris shall prepare, file and use reasonable best efforts to seek to make effective, an application for listing of the Iteris Common Stock issued in the IPO on the Nasdaq National Market, subject to official notice of issuance.

          (g) Iteris shall participate in the preparation of materials and presentations as the underwriters shall deem necessary or desirable.

          (h) Iteris shall pay all third party costs, fees and expenses relating to the IPO, all of the reimbursable expenses of the Underwriters pursuant to the Underwriting Agreement, all of the costs of producing, printing, mailing and otherwise distributing the Prospectus, as well as the underwriters' discount as provided in the Underwriting Agreement.

     8.2  Conditions Precedent to Consummation of the IPO. As soon as
          -----------------------------------------------
practicable after the date of this Agreement, the parties hereto shall use their reasonable best efforts to satisfy the following conditions to the consummation of the IPO. The obligations of the parties to consummate the IPO shall be conditioned on the satisfaction, or waiver by Odetics, of the following conditions:

          (a) The IPO Registration Statement shall have been declared effective by the Securities and Exchange Commission, and there shall be no stop-order in effect with respect thereto.

          (b) The actions and filings with regard to state securities and blue sky laws of each of the states of the United States (and any comparable laws under any foreign jurisdictions) described in Section 8.1 shall have been taken and, where applicable, have become effective or been accepted.

          (c) The Iteris Common Stock to be issued in the IPO shall have been accepted for listing on the Nasdaq National Market, on official notice of issuance.

          (d) Iteris shall have entered into the Underwriting Agreement and all conditions to the obligations of Iteris and the underwriters shall have been satisfied or waived.

          (e)  The Distribution shall have been consummated.

          (f) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the IPO or any of the other transactions contemplated by this Agreement or any Ancillary Agreement shall be in effect.

          (g) Such other actions as the parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the Distribution and the IPO in order to assure the successful completion of the Distribution and the IPO and the other transactions contemplated by this Agreement shall have been taken.

          (h)  This Agreement shall not have been terminated.

          (i) A pricing committee of Iteris directors designated by the Board of Directors of Iteris shall have determined that the terms of the IPO are acceptable to Iteris.

                                  ARTICLE IX
                       MUTUAL RELEASES; INDEMNIFICATION

     9.1  Release of Pre-Closing Claims.
          -----------------------------
          (a) Except as provided in Section 9.1(c), effective as of the Distribution Date, Iteris does hereby, for itself and each of its affiliates, successors and assigns, and all persons who at any time prior to the Distribution Date have been shareholders, directors, officers, agents or employees of Iteris (in each case, in their respective capacities as such), remise, release and forever discharge each of Odetics and its Affiliates, successors and assigns, and all persons who at any time prior to the Distribution Date have been shareholders, directors, officers, agents or employees of Odetics (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Date, including in connection with the transactions and all other activities to implement the IPO and the Distribution.

          (b) Except as provided in Section 9.1(c), effective as of the Distribution Date, Odetics does hereby, for itself and its Affiliates, successors and assigns, and all persons who at any time prior to the Distribution Date have been shareholders, directors, officers, agents or employees of Odetics (in each case, in their respective capacities as such), remise, release and forever discharge Iteris, and its Affiliates, successors and assigns, and all persons who at any time prior to the Distribution Date have been shareholders, directors, officers, agents or employees of Iteris (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Date, including in connection with the transactions and all other activities to implement the IPO and the Distribution.

          (c) Nothing contained in Section 9.1(a) or (b) shall impair any right of any person to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings that are specified herein or in the Schedules and Exhibits hereto not to terminate as of the Distribution Date, in each case in accordance with its terms. Nothing contained in Section 9.1(a) or (b) shall release any person from:

               (i) any liability provided in or resulting from any agreement between Odetics and Iteris that is specified herein or the Schedules and Exhibits hereto as not to terminate as of the Distribution Date, or any other liability specified as not to terminate as of the Distribution Date;

               (ii) any liability, contingent or otherwise, assumed, transferred, assigned or allocated to such person;

               (iii) any liability that the parties may have with respect to indemnification or contribution pursuant to this Agreement for claims brought against the parties by third Persons, which liability shall be governed by this
Article IX and, if applicable, the appropriate provisions of the Ancillary Agreements.

          (d) Iteris shall not make, any claim or demand, or commence any action asserting any claim or demand, including any claim of contribution or any indemnification, against Odetics, or any other person released pursuant to
Section 9.1(a), with respect to any Liabilities released pursuant to Section 9.1(a). Odetics shall not make any claim or demand, or commence any action asserting any claim or demand, including any claim of contribution or any indemnification, against Iteris or any other person released pursuant to Section 9.1(b), with respect to any liabilities released pursuant to Section 9.1(b).

          (e) It is the intent of each of Odetics and Iteris by virtue of the provisions of this Section 9.1 to provide for a full and complete release and discharge of all liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Distribution Date, between or among Iteris and its Affiliates on the one hand, and Odetics and its Affiliates on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such persons on or before the Distribution Date), except as expressly set forth in Section 9.1(c). At any time, at the request of any other party, each party shall execute and deliver releases reflecting the provisions hereof.

     9.2  Indemnification by Iteris.  Except as provided in Section 9.4,
          -------------------------
Iteris shall indemnify, defend and hold harmless Odetics, and each of its directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Odetics Indemnitees"), from and against any and all Liabilities of the Odetics Indemnitees relating to, arising out of or resulting from any of the following items:

          (a) the failure of Iteris or any other person to pay, perform or otherwise promptly discharge any Iteris Liabilities or Iteris Contract in accordance with their respective terms, whether prior to or after the Distribution Date or the date hereof;

          (b)  the Business, any Iteris Liability or any Iteris Contract;

          (c) any breach by Iteris or its Affiliates of this Agreement or any of the Ancillary Agreements; and

          (d) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in any IPO Registration Statement or Prospectus.

     9.3  Indemnification by Odetics.  Odetics shall indemnify, defend and hold
          --------------------------
harmless Iteris, and each of its directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Iteris Indemnitees"), from and against any and all Liabilities of the Iteris Indemnitees relating to, arising out of or resulting from any of the following items:

          (a) the failure of Odetics or any other person to pay, perform or otherwise promptly discharge any liabilities of Odetics other than the Iteris Liabilities whether prior to or after the Distribution Date or the date hereof;

          (b) activities conducted by Odetics, excluding the Business, or any Liability of Odetics other than the Iteris Liabilities;

          (c) any breach by Odetics or any of its Affiliates of this Agreement or any of the Ancillary Agreements; and

          (d) any untrue statement or alleged untrue statement of a material fact provided by Odetics to Iteris in writing for inclusion in the IPO Registration Statement or Prospectus.

     9.4  Indemnification Obligations Net of Insurance Proceeds and Other
          ---------------------------------------------------------------
Amounts.
-------

          (a) The parties intend that any Liability subject to indemnification or reimbursement pursuant to this Article IX will be net of Insurance Proceeds that actually reduce the amount of the Liability. Accordingly, the amount which any party (an "Indemnifying Party") is required to pay to any person entitled to indemnification hereunder (an "Indemnitee") will be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnitee in reduction of the related Liability. If an Indemnitee receives a payment (an "Indemnity Payment") required by this Agreement from an Indemnifying Party in respect of any liability and subsequently receives Insurance Proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the insurance proceeds recovery had been received, realized or recovered before the Indemnity Payment was made.

          (b) An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification or the assumption of Liability provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a benefit such insurer or other third party would not be entitled to receive in the absence of the indemnification and assumption of Liability provisions hereof.

     9.5  Procedures for Indemnification of Third Party Claims.
          ----------------------------------------------------

          (a) If an Indemnitee shall receive notice or otherwise learn of the assertion by any person other than the parties hereto (a "Third Party Claim") with respect to which an

Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 9.2 or 9.3, or any other Section of this Agreement or any Ancillary Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof within 20 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this Section 9.5(a) shall not relieve the related Indemnifying Party of its obligations under this Article IX, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

          (b) An Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 9.5(a), the Indemnifying Party shall notify the Indemnitee of Iteris election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of Iteris election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee except as set forth in the next sentence. In the event that the Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions in such notice, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

          (c) If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 9.5(b), such Indemnitee may defend such Third Party Claim at the cost and expense of the Indemnifying Party.

          (d) Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party.

          (e) No Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of the Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against any Indemnitee.

          (f) The provisions of this Section 9.5 shall not apply to taxes (which are covered by the Tax Allocation Agreement).

                                   ARTICLE X
                 INTERIM OPERATIONS AND CERTAIN OTHER MATTERS

     10.1 Insurance Matters.
          -----------------
          (a) Iteris agrees that it will reimburse Odetics for Iteris proportionate share of premiums paid or accrued, from the date hereof until the Distribution Date, in respect of Insurance Policies under which Iteris will continue to have coverage following the date hereof. Odetics and Iteris agree to cooperate in good faith to provide for an orderly transition of insurance coverage from the date hereof through the Distribution Date and for the treatment of any Insurance Policies that will remain in effect following the Distribution Date on a mutually agreeable basis. In no event shall Odetics, or any Odetics Indemnitee have liability or obligation whatsoever to Iteris in the event that any Insurance Policy or other contract or policy of insurance shall be terminated or otherwise cease to be in effect for any reason, shall be unavailable or inadequate to cover any liability of Iteris for any reason whatsoever or shall not be renewed or extended beyond the current expiration date.

          (b) (i) Except as otherwise provided in any Ancillary Agreement, the parties intend by this Agreement that Iteris and its Affiliates be successors-in-interest to all rights that any may have as of the Distribution Date as a subsidiary or Affiliate of Odetics prior to the Distribution Date under any policy of insurance issued to Odetics by any insurance carrier or under any agreements related to such policies executed and delivered prior to the Closing Date, including any rights Iteris and its Affiliates may have, as an insured or additional named insured, subsidiary or Affiliate to avail itself of any such policy of insurance or any such agreements related to such policies as in effect prior to the Closing Date. At the request of Iteris, Odetics shall take all reasonable steps, including the execution and delivery of any instruments, to effect the foregoing; provided however that Odetics shall not be required to pay any amounts, waive any rights or incur any liabilities in connection therewith.

               (ii) Except as otherwise contemplated by any Ancillary Agreement, after the Distribution Date, neither of Odetics or Iteris shall, without the consent of the other, provide any such insurance carrier with a release, or amend, modify or waive any rights under any such policy or agreement, if such release, amendment, modification or waiver would adversely affect any rights or potential rights of the other hereunder; provided, however, that the foregoing shall not (A) preclude either from presenting any claim or from exhausting any policy limit, (B) require either to pay any premium or other amount or to incur any liability, or (C) require either to renew, extend or continue any policy in force. Each of Iteris and Odetics will share such information as is reasonably necessary in order to permit the other to manage and conduct Iteris insurance matters in an orderly fashion.

          (c) This Agreement shall not be considered as an attempted assignment of any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of either Odetics or Iteris in respect of any insurance policy or any other contract or policy of insurance.

          (d) Iteris does hereby, for itself and its Affiliates, agree that neither Odetics nor any Odetics Indemnitee shall have any liability whatsoever as a result of the insurance policies and practices of Odetics and its Affiliates as in effect at any time prior to the Distribution Date, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

                                  ARTICLE XI
                                 MISCELLANEOUS

     11.1 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     11.2  Entire Agreement. This Agreement, and the Ancillary Agreements and
           ----------------
the Exhibits, and Schedules hereto and thereto contain the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

     11.3  Governing Law.  This Agreement shall be governed by and construed and
           -------------
interpreted in accordance with the laws of the State of California.

     11.4  Assignability. This Agreement and each shall be binding upon and
           -------------

inure to the benefit of the parties hereto and thereto, respectively, and their respective successors and assigns; provided, however, that no party hereto or thereto may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other parties hereto or thereto. Notwithstanding the foregoing, Iteris may assign its rights and obligations under this Agreement in the event of a merger to effect the reincorporation of Iteris.

     11.5  Third Party Beneficiaries. Except for the indemnification rights
           -------------------------
under this Agreement of any Odetics Indemnitee or Iteris Indemnitee in their respective capacities as such, (a) the provisions of this Agreement and each Ancillary Agreement are solely for the benefit of the parties and are not intended to confer upon any person except the parties any rights or remedies hereunder, and (b) there are no third party beneficiaries of this Agreement or any Ancillary Agreement and neither this Agreement nor any Ancillary Agreement shall provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any Ancillary Agreement.

     11.6  Notices. All notices, requests, claims and other communications
           -------
hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery by hand, by reputable overnight courier service, by facsimile transmission, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.6) listed below:

           Odetics, Inc.
           1515 Manchester Avenue
           Anaheim, California 92802
           Attn:
           Facsimile: (714) 780-7246

           Iteris, Inc.
           1575 Manchester Avenue
           Anaheim, California 92802
           Attn: Jack Johnson
           Facsimile: (714) 780-7246

or to such other address as any party may, from time to time, designate in a written notice given in a like manner. Notice given by hand shall be deemed delivered when received by the recipient. Notice given by mail as set out above shall be deemed delivered five (5) calendar days after the date the same is mailed. Notice given by reputable overnight courier shall be deemed delivered on the next following business day after the same is sent. Notice given by facsimile transmission shall be deemed delivered on the day of transmission provided telephone confirmation of receipt is obtained promptly after completion of transmission.

     11.7  Severability.  If any provision of this Agreement or the application
           ------------
thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

     11.8  Force Majeure. No party shall be deemed in default of this Agreement
           -------------
or any Ancillary Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement or any Ancillary Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

     11.9  Publicity.  Prior to the Distribution, each of Iteris and Odetics
           ---------
shall consult with the other prior to issuing any press releases or otherwise making public statements with respect to the IPO, the Distribution or any of the other transactions contemplated hereby and prior to making any filings with any governmental authority with respect thereto.

     11.10  Headings. The article, section and paragraph headings contained in
            --------
this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.11  Waivers of Default.  Waiver by any party of any default by the other
            ------------------
party of any provision of this Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

     11.12  Specific Performance.  In the event of any actual or threatened
            --------------------
default in, or breach of, any of the terms, conditions and provisions of this Agreement or any Ancillary Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement or such Ancillary Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

     11.13  Amendments.
            ----------

            (a) No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

     Without limiting the foregoing, the parties anticipate that, prior to the Distribution Date, some or all of the Schedules to this Agreement may be amended or supplemented and, in such event, such amended or supplemented Schedules shall be attached hereto in lieu of the original Schedules.

     IN WITNESS WHEREOF, the parties have caused this Separation and Distribution Agreement to be executed by their duly authorized representatives.

                              ODETICS, INC.



                              /s/ Gregory A. Miner
                              ----------------------------------
                              Gregory A. Miner
                              Chief Financial Officer



                              ITERIS, INC.



                              /s/ Jack Johnson
                              ----------------------------------
                              Jack Johnson
                              Chief Executive Officer

                                 SCHEDULE 1.19

                           CONTRACTS AND AGREEMENTS
                           RELATING TO THE BUSINESS
                      TO BE ASSIGNED BY ODETICS TO ITERIS


 .    Consultant Services Agreement between the City of Fontana and Odetics, Inc.
     dated November 24, 1997.

 .    Agreement between San Diego Association of Governments and Odetics, Inc.,
     as amended September 8, 1999.

 .    Engineering Services Contract between the State of Utah and Odetics, Inc., as amended May 10, 1999.

                                   EXHIBIT A

                               License Agreement

                          [Included as Exhibit 10.9]

                                   EXHIBIT B

                                Promissory Note

                           [Included as Exhibit 10.8]

                                   EXHIBIT C

                              Services Agreement

                          [Included as Exhibit 10.7]

                                   EXHIBIT D

                           Tax Allocation Agreement


                                      27

                          [Included as Exhibit 10.6]